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                                                                    EXHIBIT 23.1

                                                        Suite 375
                                                        2070 Chain Bridge Road
                                                        Vienna, Va 22182-2536
                                                        703-847-7500

                                                        fax 703-848-9580




                                             [LOGO]
                                             GRANT THORTON LLP
                                             Accounts and
                                             Management Consultatants

                                             The U.S. Member Firm of
                                             Grant Thorton International


We have issued our report dated October 30, 1996, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Microdyne Corporation on Form 10-K for the year ended September 29, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Microdyne Corporation on Forms S-8 (dated December 27, 1991, February 28, 1992, May 6, 1992, March 3, 1995,
November 2, 1995 and October 7, 1996).

                             /s/GRANT THORTON LLP
                             --------------------
Vienna, Virginia
December 18, 1996